Exhibit 99.1

FOR IMMEDIATE RELEASE

LINKBANCORP, INC. Announces Receipt of Regulatory Approvals for New Jersey Branch Sale

March 26, 2025 - CAMP HILL, PA – LINKBANCORP, Inc. (NASDAQ: LNKB) (“LINK” or the “Company”), parent company of LINKBANK, has announced all regulatory approvals have been received to complete the previously announced sale of LINK’s New Jersey operations to American Heritage Federal Credit Union, headquartered in Philadelphia, Pennsylvania.

The transaction, which is anticipated to close on March 31, 2025, is subject to the fulfillment of customary closing conditions. This strategic sale includes three of the Company’s branches, along with the associated loans, deposits and fixed assets, acquired as part of the Company’s merger with Partners Bancorp in November, 2023.

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, Virginia, and New Jersey through 27 client solutions centers and www.linkbank.com. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol "LNKB". For further company information, visit ir.linkbancorp.com.

LINKBANCORP, Inc. Contact

Nick West

Director, Corporate Development

631-905-9857

nwest@linkbank.com

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: costs or difficulties associated with newly developed or acquired operations; risks related to the integration of the merger with Partners; changes in general economic trends, including inflation and changes in interest rates; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; adverse developments in borrower industries and, in particular, declines in real estate values; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and the effects of any cybersecurity breaches. The Company does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.